Exhibit 10.9.3

VENOCO, INC.

2012 STOCK-BASED CASH INCENTIVE PLAN
RESTRICTED STOCK UNIT

2013 YEAR END SERVICE AWARD

GRANT IDENTIFICATION NUMBER:

This Restricted Stock Unit Award Agreement (the “Agreement”), is entered into as of the        day of                  2014 (the “Date of Grant”), by and between Venoco, Inc., a Delaware corporation (the “Company”), and                        (the “Participant”).

RECITAL

The Company desires to provide incentives for the Participant to exert maximum efforts for the success of the Company and its Affiliates (as defined in the Venoco, Inc. 2012 Stock-Based Cash Incentive Plan (the “Plan”)).  In furtherance of same, the Company wishes to allow the Participant to earn a cash incentive based on the value of shares of Denver Parent’s common stock, par value $0.01 per share, pursuant to the terms and conditions of the Plan and this Agreement.  Capitalized terms not defined herein have the meanings ascribed to them in the Plan.  These restricted stock units (“Restricted Stock Units” or “RSUs”) are 2013 Year End Service Awards.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.                                      GRANT OF RESTRICTED STOCK UNITS.  The Company has granted to the Participant Restricted Stock Units covering        shares of Common Stock (as defined in the Plan) of Denver Parent, subject to the terms and conditions of this Agreement and the Plan.  Upon vesting, each RSU represents the right to receive from the Company a cash payment equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock on such date.

2                                         VESTING.  RSUs shall be eligible to vest in accordance with the provisions of this Section 2 over a four-year period measured from the Date of Grant, based on the level of achievement of the performance measures used to determine the Company’s annual cash bonus payout (the “Weighted Performance Measure”) and the Participant’s Continuous Service (as defined in the Plan) to the Company from the Date of Grant through the applicable “Vesting Dates” set forth in the table below.

(a)                                 General.  Subject to the Participant remaining in Continuous Service, on each of the first four anniversaries of the Date of a Grant (each date a “Vesting Date”), the Participant will vest in a number of RSUs equal to the product of (x) the Earned Percentage (defined below) as of such Vesting Date, multiplied by (y) the number of “RSU’s Eligible to Vest” on such Vesting Date, as set forth in the following table.

Vesting Date	RSUs Eligible to Vest
First anniversary of Date of Grant	25% of total
Second anniversary of Date of Grant	50% of total, less the number of RSUs vesting on all prior Vesting Dates
Third anniversary of Date of Grant	75% of total, less the number of RSUs vesting on all prior Vesting Dates
Fourth anniversary of Date of Grant	100% of total, less the number of RSUs vesting on all prior Vesting Dates

(b)                                 Earned Percentage.  The “Earned Percentage” as of a particular Vesting Date shall be determined by the Compensation Committee in accordance with the provisions of the Venoco, Inc. Executive Long-Term Incentive Program, as amended from time to time.

(c)                                  Committee Discretion.  The Compensation Committee shall have full discretion to determine the level of achievement of any Earned Percentage, and all such determinations shall be final, binding, and conclusive.

3.                                      TERMINATION OF CONTINUOUS SERVICE

If Participant ceases to remain in Continuous Service at any time prior to becoming fully vested in his or her RSUs, all unvested RSUs shall be forfeited immediately on the date that Participant’s Continuous Service terminates, and the Participant shall thereafter cease to have any right or entitlement under this Agreement.

4.                                      PAYOUT.                                       Payment in respect of vested RSUs shall be made as follows:

(a)                                 Restricted Stock Units.  Within 30 days of each Vesting Date of this RSU award, the Participant shall be entitled to a cash payment equal to the product of (i) the number of RSUs vesting on such date, multiplied by (ii) the Fair Market Value of a share of Common Stock on such date.

(b)                                 No Fund. In no event shall any amounts be formally sequestered from the general assets of the Company for the benefit of the Participant, and the Participant’s right to payment in respect of his or her RSUs shall be no greater than that of a general unsecured creditor of the Company.

5.                                      NON-ASSIGNABILITY.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of these RSUs shall be null and void and without effect.

6.                                      SECURITIES LAW COMPLIANCE.  The Participant acknowledges that these RSUs are not being registered under the Securities Act or applicable state securities laws.  The Participant, by executing this Agreement, hereby makes the following representations to the Company and to Denver Parent and acknowledges that the Company’s and Denver Parent’s reliance on federal and state securities law exemptions from registration and qualification may be predicated, in substantial part, upon the accuracy of these representations:

(a)                                                                                 The Participant is acquiring these RSUs solely for the Participant’s own account, for investment purposes only, and not with a view or intent to sell, or to offer for resale, any securities.

(b)                                                                                 The Participant has had an opportunity to ask questions and receive answers from the Company and from Denver Parent regarding the terms and conditions of these RSUs.

(c)                                                                                  The Participant has read and understands the restrictions and limitations set forth in the Plan and this Agreement, which are imposed on these RSUs.

(d)                                                                                 At no time was an oral representation made to the Participant relating to these RSUs and the Participant was not presented with or solicited by any promotional meeting or material relating to these RSUs or the Common Stock (as defined in the Plan).

7.                                      PLAN CONTROLLING.  This RSU award and all rights of the Participant under this Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, which are incorporated herein by this reference. In the event of a conflict or inconsistency between this Agreement and the Plan, the Plan shall govern.  The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof and of this Agreement.  The Participant acknowledges reading and understanding the Plan and this Agreement.

8.                                      NO STOCKHOLDER RIGHTS.  In no event shall Participant have any rights as a stockholder of Denver Parent or of the Company as a result of the receipt or vesting of this RSU award.

9.                                      WITHHOLDING TAXES AND SECTION 409A.

(a)                                 Withholding.  The Company shall be entitled to perform all applicable federal, state, and local tax withholdings from any amounts payable under this Agreement.

(b)                                 Section 409A.  All payments and benefits provided under this Agreement are intended to fit within the “short-term deferral” exemption from Section 409A of the Internal Revenue Code, and the parties shall interpret this Agreement accordingly.

10.                               NO LIABILITY OF BOARD COMMITTEE MEMBERS.  No member of the Board or any Committee (as defined in the Plan) or their designees shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his or her capacity as a member of the Board or Committee, nor for any mistake of judgment made in good faith.

11.                               AMENDMENT.  The Plan and this Agreement may be amended pursuant to Section 11 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision of the this Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12.                               ARBITRATION.  Any dispute, controversy or claim arising out of or relating to this Agreement or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, will be determined exclusively by confidential, final and binding arbitration in Denver, Colorado, pursuant to the Colorado Arbitration Act and the rules of the American Arbitration Association.  The arbitration shall be before a single neutral arbitrator mutually agreed upon by the parties or, if the parties are unable to agree upon an arbitrator, the arbitrator shall be selected pursuant to C.R.S. Section 13-22-205.  Disputes, controversies or claims subject to final and binding arbitration under this Agreement include, without limitation, all those that could otherwise be tried in court to a judge or jury in the absence of this Section 12.  The Participant and the Company agree that they each expressly waive any rights to have such matters heard or tried before judge or jury in another tribunal.  The arbitrator’s award will be final, binding, and conclusive upon the parties, subject only to judicial review provided by statute, and a judgment rendered on the arbitration award can be entered in any state or federal court having jurisdiction thereof.  Nothing in this Section 12, however, shall limit the right of the parties to stipulate and agree to conduct the arbitration before and pursuant to the then existing rules of any other agreed-upon arbitration services provider.

13.                               NOTICE.  Any notice to be given under the Agreement shall be in writing and addressed to the Company at its principal office in Denver, Colorado to the attention of the Chief Executive Officer, with a copy to the attention of the General Counsel, and to the Participant at the address reflected or last reflected on the Company’s payroll records, or to such other address as is provided by the Participant in writing. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Employee, Director or Consultant (as defined in the Plan), shall be deemed to have been duly given as of the date mailed in accordance with this provision.

14.                               GOVERNING LAW.  This Agreement and all rights arising hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the state of Delaware, without regard to any provisions thereof regarding conflict of laws.

NEITHER THE PLAN NOR THIS AGREEMENT SHALL BE CONSTRUED AS GIVING THE PARTICIPANT THE RIGHT TO BE RETAINED IN THE EMPLOY OR SERVICE OF THE COMPANY OR ANY AFFILIATE THEREOF, NOR SHALL THEY INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY AFFILIATE THEREOF, AS APPLICABLE, TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE AT ANY TIME WITH OR WITHOUT CAUSE.

* * * * *

Effective as of the day and year first above written.

PARTICIPANT:	ACCEPTED BY:
VENOCO, INC.

By:

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